August 11, 2006 05:00 AM US Eastern Timezone

EPL Intermediate, Inc. Announces Results for the 13 Weeks and 26 Weeks Ended June 28, 2006

IRVINE, Calif.--(BUSINESS WIRE)--Aug. 11, 2006--EPL Intermediate, Inc. today reported results for its 13-week second quarter and 26 weeks ended June 28, 2006. For simplicity of presentation, the Company has described the 13-week second quarters and 26-week periods ended June 28, 2006 and June 29, 2005 as June 30, 2006 and June 30, 2005, respectively.

El Pollo Loco reported operating revenues for the 13 weeks ended June 30, 2006 of $65.9 million, which is an increase of $4.7 million, or 7.7%, over operating revenues for the 13 weeks ended June 30, 2005 of $61.2 million. Operating revenues include both sales at company-operated stores and franchise revenues. Same store sales for the system, which includes sales from both company-operated and franchised stores, increased 4.1% in the second quarter of fiscal 2006; company-operated restaurant same store sales increased 1.9% and franchise restaurant same store sales increased 6.0%. For company-operated restaurants, the components of the same store sales increase are an increase in transactions of 1.1%, a decrease in average check of 1.4%, an increase in price of 1.9%, and an increase attributed to the chicken meal restructuring of our menu of 0.3%.

Operating income for the second quarter of fiscal 2006 was $9.1 million, an increase of $2.1 million, or 33.2%, from the second quarter of 2005 operating income of $7.0 million. The prior year operating income was impacted by an impairment charge of $0.9 million, which was recorded by the Company for one under-performing company-operated store.

Interest expense for the second quarter of fiscal 2006 was $7.1 million, an increase of $2.3 million, or 49.0%, from the second quarter of 2005 interest expense of $4.8 million due to higher levels of debt incurred in conjunction with the November 2005 acquisition of the Company by affiliates of Trimaran Capital Partners.

Our provision for income taxes consisted of income tax expense of $0.8 million for each of the 13 weeks ended June 30, 2006 and 2005.

As a result of the above, net income for the second quarter of fiscal 2006 was $1.2 million, which was a decrease of $0.2 million, or 13.8% from the second quarter 2005 net income of $1.4 million.

EBITDA for the second quarter of fiscal 2006 was $11.6 million, an increase of $1.0 million, or 10.2%, from second quarter 2005 EBITDA of $10.6 million. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA and its uses and limitations are discussed further under "Non-GAAP Financial Measures," below.

Operating revenues for the 26-week period ended June 30, 2006 were $129.0 million, which was an increase of $13.2 million, or 11.4%, over operating revenues for the 26 weeks ended June 30, 2005 of $115.8 million. Same store sales for the system increased 7.5% for the 26 weeks ended June 30, 2006; company-operated restaurant same store sales increased 5.8% and franchise restaurant same store sales increased 9.1%. For company-operated restaurants, the components of the same store sales increase are an increase in transactions of 5.5%, a decrease in average check of 2.2%, an increase in price of 1.8%, and an increase attributed to the chicken meal restructuring of our menu of 0.7%.

Operating income for the 26 weeks ended June 30, 2006 was $16.3 million, which was an increase of $4.4 million, or 36.7% over operating income of $11.9 million for the 26 weeks ended June 30, 2005.

Interest expense for the 26 weeks ended June 30, 2006 was $14.2 million, which was an increase of $4.7 million, or 49.6% over interest expense of $9.5 million for the 26 weeks ended June 30, 2005 due to higher levels of debt incurred in conjunction with the November 2005 acquisition of the Company by affiliates of Trimaran Capital Partners.

Net income for the 26 weeks ended June 30, 2006 was $1.3 million, a decrease of $0.3 million, or 19.6%, from net income for the 26 weeks ended June 30, 2005 of $1.6 million.

EBITDA for the 26 weeks ended June 30, 2006 was $21.2 million, an increase of $2.2 million, or 11.5%, over EBITDA of $19.0 million for the 26 weeks ended June 30, 2005.

El Pollo Loco's store count changes for the 26 weeks ended June 30, 2006 are as follows:

	Company	Franchised Stores	Total

December 28, 2005	142	191	333
Q1 - Opened	4	3	7
Q1 - Closed	—	—	—

March 30, 2006	146	194	340
Q2 - Opened	—	1	1
Q2 - Closed	—	—	—

June 30, 2006	146	195	341

El Pollo Loco is the nation's leading restaurant concept specializing in flame-grilled chicken. Headquartered in Irvine, California, El Pollo Loco operates a restaurant system consisting of 146 company-operated and 195 franchised restaurants located primarily in California, with additional restaurants in Arizona, Nevada, Texas and Illinois. El Pollo Loco's menu features the company's signature citrus-marinated, flame-grilled chicken in individual and family-size meals and offers a variety of contemporary, Mexican-inspired entrees, featuring the company's signature chicken as the central ingredient, including its specialty Pollo Bowl(R) entrees, Pollo Salads, signature burritos, chicken quesadillas, chicken tortilla soup and chicken tacos. The chicken is served with flour or corn tortillas, freshly prepared salsas and an assortment of side orders.

Non-GAAP Financial Measures

Included above are franchise and system-wide comparable sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all company-owned stores and franchise-owned stores, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company's brand and facilitates an understanding of financial performance as the Company's franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.

EBITDA and the related ratios presented in this news release are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the

Company's results as reported under GAAP. In addition, in evaluating EBITDA, you should be aware that in the future the Company will incur expenses or charges such as those added back to calculate EBITDA. The Company's presentation of EBITDA should not be construed as an inference that the Company's future results will be unaffected by unusual or nonrecurring items.

The company believes EBITDA facilitates operating performance comparisons from period to period by backing out potential differences caused by variations in capital structures, tax positions and the age and book depreciation of facilities and equipment. The company presents EBITDA because, among other things, it believes each measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in its industry.

The following table sets forth a reconciliation of EBITDA to the company's net income:

Dollars in thousands

	13 Weeks Ended June 30		26 Weeks Ended June 30
	2005	2006	2005	2006

Net income	$1,446	$1,247	$1,561	$1,256
Adjustments:
Income tax provision	760	793	839	799
Interest expense, net	4,765	7,099	9,501	14,218
Depreciation and Amortization	3,595	2,504	7,077	4,880

EBITDA	$10,566	$11,643	$18,978	$21,153

Safe Harbor Statement

This news release contains forward-looking statements, which are statements that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," "will," "should," "may," "could" or words or phrases of similar meaning. The statements reflect management's current expectations regarding future events. Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, concerns about food-borne illnesses; negative publicity, whether or not valid; adverse public perception due to the occurrence of avian flu; increases in the cost of chicken; our dependence upon frequent deliveries of food and other supplies; our sensitivity to events and conditions in the greater Los Angeles area; our reliance in part on our franchisees; our vulnerability to changes in consumer preferences and economic conditions; our ability to compete successfully with other quick service and fast casual restaurants and other risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission. Statements about the Company's past performance are not necessarily indicative of its future results. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.

Financial Statements

In the following financial statements the Company refers to itself as the Predecessor for the period prior to the Acquisition and the Successor for the period subsequent to the Acquisition.

EPL INTERMEDIATE, INC.

(A Wholly Owned Subsidiary of El Pollo Loco Holdings, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands)

ASSETS	DECEMBER 28, 2005	JUNE 30, 2006

CURRENT ASSETS:
Cash and cash equivalents	$3,552	$1,678
Notes and accounts receivable—net	2,998	3,750
Inventories	1,372	1,349
Prepaid expenses and other current assets	3,189	4,034
Income taxes receivable	3,825	1,231
Deferred income taxes	1,520	1,520

Total current assets	16,456	13,562

PROPERTY OWNED—Net	69,121	68,948

PROPERTY HELD UNDER CAPITAL LEASES—Net	2,186	1,911

GOODWILL	272,204	278,264
DOMESTIC TRADEMARKS—Net	120,700	120,700
OTHER INTANGIBLE ASSETS—Net	13,698	12,820
OTHER ASSETS	11,554	12,004

TOTAL ASSETS	$505,919	$508,209

	(continued)

EPL INTERMEDIATE, INC. (A Wholly Owned Subsidiary of El Pollo Loco Holdings, Inc.) CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (Amounts in thousands, except share data)
LIABILITIES AND STOCKHOLDER'S EQUITY	DECEMBER 28, 2005	JUNE 30, 2006

CURRENT LIABILITIES:
Revolving credit facility	$2,775	$-
Current portion of note payable	1,045	1,045
Current portion of obligations under
capital leases	1,264	1,230
Accounts payable	10,215	10,104
Accrued salaries	4,184	2,886
Accrued vacation	1,728	1,817
Accrued insurance	3,539	3,583
Accrued interest	2,631	2,627
Accrued advertising	911	1,440
Other accrued expenses and current liabilities	3,683	3,691
Amounts due to predecessor stockholders	—	3,825

Total current liabilities	31,975	32,248

NONCURRENT LIABILITIES:
Senior secured notes	250	250
Senior unsecured notes	123,425	123,548
Discount notes	22,889	24,540
Note payable—less current portion	103,455	102,933
Obligations under capital leases—less current portion	5,211	4,655
Deferred income taxes	34,383	34,324
Other intangible liabilities—net	9,037	8,168
Other noncurrent liabilities	3,603	4,247

Total noncurrent liabilities	302,253	302,665

COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, $.01 par value—20,000 shares authorized; 100 shares issued and outstanding	—	—
Additional paid-in-capital	172,279	172,628
Retained earnings / (accumulated deficit)	(588)	668

Total stockholder's equity	171,691	173,296

TOTAL	$505,919	$508,209

	(concluded)

EPL INTERMEDIATE, INC.

(A Wholly Owned Subsidiary of El Pollo Loco Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands)

	13 Weeks Ended June 30,		26 Weeks Ended June 30,
	Predecessor	Successor	Predecessor	Successor
	2005	2006	2005	2006
OPERATING REVENUE:
Restaurant revenue	$57,176	$61,678	$108,335	$120,829
Franchise revenue	3,990	4,180	7,501	8,197

Total operating
revenue	61,166	65,858	115,836	129,026

OPERATING EXPENSES:
Product cost	18,089	19,043	34,302	38,008
Payroll and benefits	14,521	15,873	28,094	30,838
Depreciation and
amortization	3,595	2,504	7,077	4,880
Other operating expenses	17,990	19,299	34,462	39,027

Total operating
expenses	54,195	56,719	103,935	112,753

OPERATING INCOME	6,971	9,139	11,901	16,273
INTEREST EXPENSE—Net	4,765	7,099	9,501	14,218

INCOME BEFORE PROVISION FOR INCOME TAXES	2,206	2,040	2,400	2,055

PROVISION FOR INCOME TAXES	760	793	839	799

NET INCOME	$1,446	$1,247	$1,561	$1,256

EPL INTERMEDIATE, INC.

(A Wholly Owned Subsidiary of El Pollo Loco Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)

	26 Weeks Ended June 30,
	Predecessor 2005	Successor 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,561	$1,256
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of property
and intangible assets	7,077	4,880
Stock-based compensation expense	—	321
Interest accretion	2,584	1,774
Gain on disposal of assets	(143)	—
Asset impairment	1,047	—
Amortization of deferred financing costs	813	653
Amortization of leasehold interest	(748)	(219)
Deferred income taxes	—	(59)
Changes in operating assets and
liabilities:
Notes and accounts receivable—net	(342)	(752)
Inventories	32	23
Prepaid expenses and other current
assets	(475)	(845)
Income taxes receivable / payable	837	2,594
Other assets	(183)	82
Accounts payable	1,290	195
Accrued salaries and vacation	(715)	(1,209)
Accrued insurance	94	44
Other accrued expenses and current and
noncurrent liabilities	1,194	1,177

Net cash provided by operating
activities	13,923	9,915

CASH FLOW FROM INVESTING ACTIVITIES:
Proceeds from asset disposition	483	—
Purchase of other assets	(1,086)
Purchase of property	(6,295)	(4,713)
Payment of acquisition costs	—	(2,022)

Net cash used in investing activities	(6,898)	(6,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock		28
Payment of obligations under capital leases	(653)	(590)
Payments on debt	(2,697)	(3,297)
Payment of deferred financing costs	(4)	(1,195)

Net cash used in financing activities	(3,354)	(5,054)

	(continued)

EPL INTERMEDIATE, INC
(A Wholly Owned Subsidiary of El Pollo Loco Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	26 Weeks Ended June 30,
	Predecessor 2005	Successor 2006

(DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS	$3,671	$(1,874)
CASH AND CASH EQUIVALENTS—Beginning of period	5,636	3,552

CASH AND CASH EQUIVALENTS—End of period	$9,307	$1,678

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION—Cash paid during the period for:
Interest (net of amounts capitalized)	$5,509	$9,551

Income taxes	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
ACTIVITIES:
Unpaid purchases of property and equipment	$624	$306

Recording of amounts due to predecessor
stockholders in connection with acquisition	$-	$3,825

	(concluded)

Contacts EPL Intermediate, Inc. Joe Stein, 949-399-2000